SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       January 16, 2002

XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-30900	54-1983517
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

11111 Sunset Hills Road, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed from last report)

Item 5. Other Events

                            On January 16, 2001, XO Communications, Inc. (“XO”) announced that it has reached a definitive agreement (the “Stock Purchase Agreement”) with Forstmann Little & Co. Equity Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. (“Forstmann Little”) and Télefonos de México S.A. de C.V. (“TELMEX”) on the terms of their previously announced intention to invest $400 million each in XO in exchange for new equity in XO.

                            The agreement is subject to a number of conditions, including XO successfully completing a restructuring of its existing balance sheet and receipt of regulatory approvals. XO is in discussions with the institutions that are lenders under its secured credit facility regarding modifications to that facility, and with representatives of the holders of its senior notes regarding a restructuring of that debt, all in an effort to reach terms with those creditors that satisfy the restructuring requirements contemplated by the definitive agreement with Forstmann Little and TELMEX.

                            XO also announced that it has reached a forbearance agreement with the lenders under its secured credit facility in which the lenders have agreed, subject to certain conditions, not to exercise their remedies under the credit facility with respect to certain cross default events and to the covenant in the credit facility relating to XO’s fourth quarter minimum revenues. The agreement contemplates that the lenders’ forbearance will continue until April 15, 2002 in order to provide XO with an opportunity to reach agreement with its creditors regarding the terms of the proposed balance sheet restructuring.

                              A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Forbearance Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the press release issued by XO on January 16, 2002 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                            XO has also been named as a party defendant in a number of lawsuits filed in the federal court in Eastern District of Virginia and in New York state courts. The suits purport to be class actions brought on behalf of XO’s stockholders. The federal actions contain allegations of federal securities law violations relating to certain financial disclosures during the year 2001, while the state court actions, and some of the federal actions, allege that the defendants breached certain fiduciary duties in connection with the proposed investments by Forstmann Little and TELMEX. XO believes these claims are without merit and intends to vigorously contest these suits by appropriate proceedings.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.      XO Communications, Inc.

10.1	Stock Purchase Agreement by and among XO Communications, Inc., Forstmann Little & Co. Equity Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership- VIII, L.P. and Télefonos de México S.A. de C.V. dated January 15, 2002.

10.2	Forebearance Agreement dated December 14, 2001 to the Credit and Guaranty Agreement, dated as of February 3, 2000, among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), certain subsidiaries of NEXTLINK Communications, Inc., as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as administrative agent, Barclays Bank PLC, and The Chase Manhattan Bank, as co-documentation agents and Goldman Sachs Credit Partners L.P., and TD Securities (USA) Inc., as joint lead arrangers.

99.1	Press Release of XO Communications, Inc. dated January 16, 2002.

SIGNATURES

                            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO COMMUNICATIONS, INC.

By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Senior Vice President, General Counsel and Secretary

January 17, 2001

Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement by and among XO Communications, Inc., Forstmann Little & Co. Equity Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership- VIII, L.P. and Télefonos de México S.A. de C.V. dated January 15, 2002.

10.2	Forebearance Agreement dated December 14, 2001 to the Credit and Guaranty Agreement, dated as of February 3, 2000, among NEXTLINK Communications, Inc. (predecessor to XO Communications, Inc.), certain subsidiaries of NEXTLINK Communications, Inc., as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as administrative agent, Barclays Bank PLC, and the Chase Manhattan Bank, as co-documentation agents and Goldman Sachs Credit Partners L.P., and TD Securities (USA) Inc., as joint lead arrangers.

99.1	Press Release of XO Communications, Inc. dated January 16, 2002.